Exhibit 10.17

TAMBORAN RESOURCES CORPORATION 2024 EQUITY AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2024 Incentive Award Plan (as amended from time to time, the “Plan”) of Tamboran Resources Corporation (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Award Agreement attached hereto as Exhibit A, including any special provisions for Participant’s country of residence, if any, attached to this Agreement as Exhibit A-1 (the “Country Provisions”) (collectively, the “Agreement”), both of which are incorporated into this Grant Notice by reference. If the Company uses an electronic capitalization table system and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of the Grant Notice.

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Number of RSUs:	[Insert Number of RSUs]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Vesting Schedule:	[To be specified in individual agreements]

By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement (including the Country Provisions) in their entirety. Participant has reviewed the Plan, this Grant Notice and the Agreement (including the Country Provisions) in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement (including the Country Provisions). Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

TAMBORAN RESOURCES CORPORATION	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a)  “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(b)  “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

Section 1.2 Incorporation of Terms of Plan. The RSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement (including the Country Provisions) and the Plan (including, without limitation, Section 10.6 thereof), which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice and the Country Provisions, the terms of the Country Provisions shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

Section 2.1 Award of RSUs. In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

Section 2.2 Vesting of RSUs.

(a) Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.

(b) In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs that are not so vested shall lapse and expire.

Section 2.3 Distribution or Payment of RSUs.

(a) Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) within 60 days following the vesting of the applicable RSU pursuant to Section 2.2. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b) All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

Section 2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.

Section 2.5 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below (as determined by the Administrator in its discretion):

(i) by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d) Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

Section 2.6 Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

ARTICLE III.

OTHER PROVISIONS

Section 3.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.2 RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.

Section 3.3 Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

Section 3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (to Participant only) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

Section 3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11 Not a Contract of Employment. Nothing in this Agreement (including the Country Provisions) or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Country Provisions and any exhibit hereto), constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.13 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted consistent with such intent. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 3.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 3.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs.

Section 3.16 Clawback. The RSUs (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or settlement of the RSUs or the receipt or resale of any Shares underlying the RSUs) will be subject to any Company claw-back policy as in effect from time to time, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Section 3.17 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

* * * * *

Exhibit A-1

COUNTRY PROVISIONS FOR AUSTRALIAN PARTICIPANTS

ARTICLE I. DIVISION 1A OF PART 7.12 OF THE CORPORATIONS ACT

These Country Provisions of the Agreement are made under Division 1A of Part 7.12 of the Corporations Act 2001 (Cth) (the “Corporations Act”).

ARTICLE II. ACCEPTANCE OF THE AWARD

2.1 The offer for the Award set out in this Agreement is personal to Participant and may only be accepted by Participant. Other than as specifically provided in the Agreement Participant may not in whole or in part assign, transfer or in any other manner, deal with the Agreement. Capitalised terms herein have the meaning given to them in the Tamboran Resources Corporation 2024 Equity Award Plan (as amended from time to time, the “Plan”), Agreement and Grant Notice.

2.2 Subject to prior written approval of the Company, Participant may give the Administrator a written renunciation notice as set out at Schedule 1 in favour of a Nominated Party (a “Permitted Nominee”) whom Participant wishes to renounce the Award. Participant should discuss this with the Company Secretary if Participant has any queries. Permitted Nominees include Participant’s: (i) spouse, parent, child or sibling; or (ii) another body corporate controlled by Participant or Participant’s spouse, parent, child or sibling; or (iii) a body corporate that is the trustee of a self-managed superannuation fund (within the meaning of the Superannuation Industry (Supervision) Act 1993 (Cth)) where Participant is a director of the body corporate.

2.3 This offer remains open for acceptance by Participant until [time] on [date] (“Closing Date”) at which time this offer will close and lapse.

2.4 Participant may apply for the Award by accepting the Award where indicated on the Grant Notice and filling out the Application Form set out at Schedule 1 and returning to the Company Secretary before the Closing Date (“Application”).

2.5 By signing the Application, Participant acknowledges that no grant of Awards will be made to Participant (or Participant’s Permitted Nominee) to the extent that it would contravene the Company’s By-laws, the Securities Act, Delaware General Corporation Law (“Delaware Corporations Law”), the Corporations Act, ASX Listing Rules (“Listing Rules”) or any other Applicable Laws or listing rules.

2.6 The Company will grant the RSUs to Participant (or Participant’s Permitted Nominee) together with a certificate for the RSUs on receipt of a signed copy of the Application, and its acceptance by the Company.1

ARTICLE III. ENTITLEMENT

3.1 Subject to the terms and conditions of this Agreement (including these Country Provisions) and the Plan, each RSU entitles Participant to the issue of one share Common Stock (“Shares”) [convertible into CHESS Depository Interests (“CDIs”) (at the applicable ratio) in the capital of the Company].

3.2 Subject to the Administrator’s sole discretion, Participant may, by written notice to the Company, request to receive Shares or CDIs on the vesting of an Award.

[1]	SPB NTD: Company can issue incentive-based awards for no consideration (e.g. RSUs) as soon as a signed Application Form is received

ARTICLE IV. AWARD OF RSUS

4.1 The RSUs are issued for nil cash consideration. The RSUs will have the vesting conditions (“Vesting Conditions”) specified in the Grant Notice.

4.2 Subject to the exercise of the Administrator’s discretion under the Plan, the RSU will expire and lapse on the first to occur of the following: (a) the Vesting Conditions becoming incapable of satisfaction due to the cessation of employment of the holder with the Company (or any of its subsidiary entities); and (b) [insert date] which is [ ⚫ ] years after the date of issue of the RSUs (“Expiry Date”).

ARTICLE V. DEFERRAL OF TAXATION

Subdivision 83A-C of the Income Tax Assessment Act 1997 as amended applies to the Awards granted to Participant, subject to the requirements of that Act.

ARTICLE VI. DISCLAIMER

This Agreement is for Participant’s exclusive use and is a personal offer to Participant. It is not to be copied or circulated to any other person by Participant other than Participant’s professional adviser(s). This Agreement is not a prospectus under the Corporations Act, and it has not been lodged with the Australian Securities and Investments Commission.

The information contained in this Agreement is being provided on a confidential basis to Participant solely for the purpose of evaluating the proposed Award. No assurance can be given by the Company as to the accuracy or completeness of the information in this document. No responsibility or liability (including in negligence) is assumed by the Company for such information or for updating any such information or to inform Participant of any new information of which the Company may become aware. The provision of this Agreement (and all exhibits thereto) is not and should not be considered as a recommendation in relation to an investment in the Company, or that an investment in the Company is a suitable investment for Participant.

For the purposes of and to the extent permitted under section 1100Z(3) of the Corporations Act, the Company, its Directors, any proposed Directors and any other person named in this Agreement are not liable for any loss or damage suffered by Participant because of a contravention of a term of the offer covered by section 1100Z(1)(a), (b) or (c).

ARTICLE VII. ADVICE

This Agreement does not purport to provide all of the information Participant may require in order to evaluate an investment in the Company. The Company in making this offer is not giving Participant any financial, legal, tax or investment advice. There are legal and tax consequences associated with participation in the Plan. Participant should ensure that Participant understands these consequences before accepting this offer.

Any advice given by or on behalf of the Company is general advice only and does not take into account Participant’s objectives, financial situation and needs. Participant should consider obtaining Participant’s own financial product advice from an independent person who is licensed to give such advice. Participant is advised to seek independent professional advice regarding the tax consequences of the grant of Awards and the acquiring and disposing of any securities that are issued on exercise of Awards under the Plan in light of current tax laws in Participant’s country of residence and Participant’s particular investment circumstances.

ARTICLE VIII.RISKS

Participant should be aware that the business, assets and operations of the Company are subject to certain risk factors that have the potential to influence the operating and financial performance of the Company in the future. These risks can impact on the value of an investment in the securities of the Company, including Awards offered under the Plan, and securities issued on the vesting or exercise of the Award. As with any investment in securities, there can be no guarantee that the market value of the Company’s securities will not fall in the future. There is also no assurance as to future dividends or distributions since these are dependent on earnings and the financial condition of the Company. The above is general information only in relation to the risks of acquiring and holding the Awards.

ARTICLE IX. ASCERTAINING THE MARKET PRICE OF SECURITIES

Participant can ascertain the market price of the Company’s securities from time to time on the ASX website (www.asx.com.au) under the Company’s ASX code TBN or alternatively Participant may contact the Company Secretary of the Company who can provide this information.

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Schedule 1

Application Form for Awards

Tamboran Resources Corporation ARBN 672 879 024 (the “Company”) has invited Participant (or Participant’s Permitted Nominee), pursuant to the Stock Option Grant Notice dated [insert] (the “Grant Notice”), to apply for the grant under its 2024 Equity Award Plan (the “Plan”) of certain Awards (the “Award”).

The person below hereby applies for [insert number of shares and type of Awards] under the terms of the Agreement, this Application Form and the Plan. If Participant is seeking Board approval to renounce to Participant’s Permitted Nominee as permitted by the Agreement, provide Participant’s Permitted Nominee’s details below.

Full Name:

Address:

Ph:	Email:

Tax file number(s) or exemption:

CHESS HIN (where applicable):

In applying for the Award, the person below and, where applicable, the Permitted Nominee, acknowledges and agrees:

(a)	to be entered on the register of securityholders in the Company as the holder of the Award applied for;

(b)	to be entered on the register of securityholders in the Company as the holder of any securities issued on the exercise or vesting of the Award;

(c)	to be bound by the terms of the Constitution of the Company;

(d)	to be bound by the terms and conditions of the Plan;

(e)	to be bound by the terms and conditions of the Grant Notice, this Agreement and all exhibits thereto (including these Country Provisions);

(f)	that a copy of the full terms of the Plan has been provided to it;

(g)

that, by completing this Application Form, it agrees to appoint the Company Secretary as its attorney to complete and execute any documents and do all acts on its behalf which may be convenient or necessary for the purpose of giving effect to the provisions of the Plan (if applicable);

(h)

that any tax liability arising from the Company accepting its application for an Award under the Plan, the Company granting the Award or the issue of securities on conversion of the Award is its responsibility and not that of the Company; and

(i)

to the holding, processing, use and disclosure of personal information by the Company for any purpose related to the operation of the Plan, including without limitation, to providing its tax file number to a securities plan administrator in connection with its participation in the Plan (if applicable).

Schedule 1

Dated: [insert]

Signed by [insert employee name] in the presence of:	) ) )
Signature of [insert name]

Signature of Witness

Name of Witness in full		] [2]

[

Signed by [insert name] in the presence of:	) ) )
Signature of [insert name]

Signature of Witness

Name of Witness in full		][3]

[2]	NTD: Keep if the Permitted Nominee is an individual, otherwise delete.
[3]	NTD: Keep if the Permitted Nominee is an company, otherwise delete.

Schedule 1

Executed by [insert] ACN [insert] in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of Director / Secretary	Signature of Director / Secretary

Name of Director / Secretary	Name of Director / Secretary

Schedule 1

Notice of Exercise of Awards

To:	The Company Secretary

Tamboran Resources Corporation

I/We [insert name] of [insert address] being registered holder(s) of the Awards set out on the certificate annexed to this notice, exercise [•] of those Awards.

I/We authorise and direct the Company to register me/us as the holder(s) of the securities to be allotted to me/us and I/we agree to accept such securities subject to the provisions of the Constitution of the Company.

[Dated: [insert]

Signed by [insert name] in the presence of:	) ) )

Signature of witness		Signature of [insert name]

Name of witness in full		] [4]

[

Executed by [insert] ACN [insert] in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of Director / Secretary		Signature of Director / Secretary

Name of Director / Secretary		Name of Director / Secretary

][5]

[4]	NTD: Keep if the Permitted Nominee is an individual, otherwise delete.
[5]	NTD: Keep if the Permitted Nominee is a company, otherwise delete.